BKD LLP
CPAs & Advisors

One Metropolitan Square // 211 N. Broadway, Suite 600 // St. Louis, MO 63102-2733
314.231.5544 // fax 314.231.9731 // bkd.com

December 6, 2018

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements made by PGI Incorporated (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of PGI Incorporated dated December 6, 2018. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

BKD, LLP

St. Louis, Missouri